EXHIBIT 21.1




                                SUBSIDIARIES LIST



                                                              State of
                                   Percentage of           Incorporation
      Subsidiary                    Ownership             or Organization
      ----------                   -------------          ---------------

   United Financial-
   Montana Capital Trust I            100%                  Delaware

   Heritage Bank                      100%                  Montana State
                                                            Commercial Bank